EXHIBIT 10.4

Environmental Indemnification and Release Agreement

[Inland/City Center of White Plains]

This Environmental Indemnification and Release Agreement (this "Agreement") is made as of the 28th day of September, 2012, by and between INLAND DIVERSIFIED WHITE PLAINS CITY CENTER, LLC, a Delaware limited liability company ("Borrower") and INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation (the "Guarantor") and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, "Lender").  For purposes of this Agreement, the Borrower and the Guarantor are referred to as the "Obligors".

Recitals

Borrower has requested that Lender make a loan (the "Loan") to Borrower evidenced by a Promissory Note of even date herewith made by Borrower payable to the order of Lender in the principal amount of Ninety-Nine Million and No/100 Dollars ($99,000,000.00), which Loan is secured by a Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement (the "Mortgage") of even date herewith, as may be amended from time to time, conveying and encumbering certain real and personal property as therein described (collectively, the "Property"), including the land described in Exhibit A which is attached hereto and made a part hereof and guaranteed by Guarantors pursuant to that certain Guaranty of even date herewith, as may be amended from time to time.  As a condition precedent to making the Loan, Lender has required that Obligors execute and deliver this Agreement to Lender.  The term "Loan Documents" as used herein is defined in the Mortgage.  This Agreement is one of the Loan Documents.

Agreements

Section 1.

Definitions.

As used in this Agreement, the terms defined in the Preamble and in the Recitals hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

"At" or "at," when used with respect to the Property or any property adjacent to the Property, means "on, at, in, under, above or about."

"Corrective Work" means the removal, relocation, elimination, remediation or encapsulation, of Hazardous Material, from all or any portion of the Property, and surrounding areas and, to the extent thereby required, the reconstruction and rehabilitation of the Property (i) pursuant to, and in compliance with, Environmental Requirement, or (ii) if the present or future use, operation, leasing, development, construction, alteration or refinancing of the Property is limited or restricted in any way by reason of the existence of such Hazardous Material.

"Environmental Claim" means any complaint, action, notice, order, claim, investigation, judicial or administrative proceeding or action, or other similar claims or communications from any Person (defined below) involving or alleging any non-compliance with any Environmental Requirement (defined below) or the existence of any unsafe or hazardous condition resulting from or related to the Release (defined below) of any Hazardous Material (defined below).

"Environmental Law" means any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, principles of common law, judgments, permits, licenses or other determinations of any judicial or regulatory authority, now or hereafter in effect, imposing liability, establishing standards of conduct or otherwise relating to protection of the environment (including natural resources, surface water, groundwater, soils, and indoor and ambient air), health and safety, land use matters or the presence, generation, treatment, storage, disposal, Release or threatened Release, transport or handling of any Hazardous Material.

“Environmental Report” means that certain ESA phase I report completed by CBRE, Inc 2700 Post Oak Boulevard, Suite 250, Houston, TX and dated June 26, 2012.

"Environmental Requirement" means any Environmental Law, or any other applicable agreement or restriction (including any condition or requirement imposed by any third party or insurance or surety company), now or hereafter in effect, which relates to any matters addressed by any Environmental Law, Hazardous Material, or the prevention of any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material.

"Hazardous Material" means any substance, material, element, compound, waste or chemical, whether solid, liquid or gaseous, which is defined, listed, classified or otherwise regulated in any way under any Environmental Laws, or any other such substances or conditions (including asbestos, polychlorinated biphenyls, mold and other mycotoxins or fungi) which may create any unsafe or hazardous condition or pose any threat to health and safety.

"Indemnified Losses" means incurred and potential damages, losses, liabilities, costs and expenses of Corrective Work, obligations, penalties, fines, impositions, fees, levies, decline in value of the Property, lien removal or bonding costs, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys’, consultants’ and experts’ reasonable fees and disbursements) of any kind and nature whatsoever, including interest thereon, at the rate of interest payable under the note evidencing the Loan.

"Indemnified Party" means and includes Lender, any Persons owned or controlled by, owning or controlling, or under common control or affiliated with Lender, any participants in the Loan, the directors, officers, partners, employees and agents of Lender and/or such Persons, and the successors and assigns of each of the foregoing Persons.

"Person" means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any governmental authority or any other entity.

"Release" means the presence of or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, drums, tanks, and other similar containers, containing any Hazardous Material) into the indoor or outdoor environment.

"Transition Date" means the earlier of the following two dates:  (a) the date on which the indebtedness and obligations secured by the Mortgage have been paid, performed and finally discharged in full (without possibility for disgorgement), and the Mortgage has been released; or (b) the date on which the lien of the Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by Lender or any other purchaser or grantee free of occupancy and claims to occupancy by Borrower and its heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Transition Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

Section 2.

Representations and Warranties.

Except as explicitly set forth in the Environmental Report, Borrower, after appropriate due inquiry and investigation in accordance with good commercial or customary practices, including an investigation into the previous uses and ownership of the Property, hereby represents and warrants to, and covenants with, Lender, without regard to whether Lender has or hereafter obtains any knowledge or information related to these matters, as follows:

(a)

Use of the Property.  During the period of Borrower’s ownership or operation of the Property, and, based solely on the Environmental Report, during the period prior to Borrower’s ownership or operation of the Property, (i) the Property has not been used as a treatment, storage or disposal site for any Hazardous Material, for any other waste disposal activities, for industrial or manufacturing purposes or for any other use which could give rise to the Release of any Hazardous Material at the Property or which could create any unsafe or hazardous condition resulting from or related to the Release of any Hazardous Material, and to the best of Obligors’ knowledge, no such use on any adjacent property has occurred at any time prior to the date hereof; (ii) there has been no Release at or from the Property or, to the best of Obligors’ knowledge, at or from any disposal or treatment facility which received Hazardous Materials generated by the Obligors or at the Property; and (iii) no active, inactive or abandoned under-ground or above-ground storage tanks or similar containers, or any groundwater or monitoring wells of any kind, are or have been located at the Property.

(b)

Environmental Claims.  No Environmental Claim has been asserted against Obligors or, based solely on the Environmental Report, with respect to the Property.  Obligors do not have knowledge of any threatened or pending Environmental Claim against Borrower or, based solely on the Environmental Report, the Property or any facility that may have received Hazardous Material generated by Borrower or at the Property.  Based solely on the Environmental Report, no Environmental Claim has been filed against any adjacent property.

(c)

Compliance with Laws.  During the period of Borrower’s ownership or operation of the Property, and, to the best of Obligors’ knowledge, during the period prior to Borrower’s ownership or operation of the Property, the past and present conditions, uses and activities at the Property have complied with all Environmental Requirements.  Borrower holds and has held all licenses, permits and approvals required by any governmental authority under any Environmental Requirement in connection with the ownership or operation of the business at the Property and has timely prepared, submitted and made all filings, reports, plans and notifications required under any Environmental Requirement.  Borrower has furnished to Lender a copy of all reports, permits, assessments, investigations, correspondence and other documents and information in Borrower’s possession which relate to environmental conditions at the Property and any other matters addressed by or relating to compliance with any Environmental Requirement.

(d)

Environmental Insurance.  Borrower has never applied for and been denied environmental impairment liability insurance coverage relating to the Property.  Borrower has furnished to Lender a copy of all such environmental insurance policies, and all applications (whether denied, accepted or pending), related to Borrower or the Property.  At Lender’s request, Borrower shall cause Lender to be named as an additional insured on any such policy currently in effect.

Section 3.

Covenants and Agreements.

(a)

Compliance with Environmental Requirements.  Borrower will not cause, commit, permit or allow to continue: (i) any non-compliance with any Environmental Requirement by Borrower, any tenant or any other Person, by or with respect to the Property or any use of or condition or activity at the Property; (ii) the generation, storage or use of any Hazardous Material at the Property, except for Hazardous Materials that are commonly legally used, stored or generated (and in such amounts commonly legally used, stored or generated) as a consequence of using the Property for its permitted business purposes, but only so long as the use, storage or generation of such Hazardous Materials is in full compliance with all Environmental Requirements; (iii) the treatment, disposal or unauthorized Release of any Hazardous Material at the Property in any manner; (iv) the installation of any above-ground or below-ground storage tanks or other containers containing Hazardous Materials at the Property; (v) any other activity which could create any unsafe or hazardous condition resulting from or related to Hazardous Materials at the Property; or (vi) the attachment of any environmental lien to the Property.  Obligors acknowledge that Hazardous Materials may permanently and materially impair the value and use of the Property and shall perform all actions necessary to protect the fair market value of the Property from impairment as a result of Hazardous Materials.

(b)

Notice to Lender.  If, at any time, Obligors become aware, or have reasonable cause to believe, that any Release or threatened Release of any Hazardous Material has occurred or will occur at the Property, or if Obligors identify or otherwise become aware of any noncompliance or alleged non-compliance with any Environmental Requirement by Obligors or at the Property, any threatened or pending Environmental Claim related to the Property or any event or condition which could result in an Environmental Claim, Obligors shall notify Lender immediately in writing of such circumstance and shall include a full description of all relevant information.  Obligors shall, upon receipt, promptly deliver to Lender a copy of any report, audit, summary or investigation, of any kind or character, whether prepared by or on behalf of Obligors or by any other Person, related to environmental conditions at the Property or the compliance status of the Property with respect to any Environmental Requirement.

(c)

Site Assessments and Information.  If Lender shall ever have reason to believe that any Release or threatened Release of a Hazardous Material or any non-compliance with any Environmental Requirement has occurred with respect to the Property, or if any Environmental Claim is made or threatened with respect to the Property, or if an Event of Default (as defined in the Mortgage) occurs, or following the completion of any corrective action pursuant to Subsection (d) of Section 3, Obligors shall, within thirty (30) days of written request by Lender and at Obligors’ expense, provide to Lender an environmental site assessment and compliance audit of the Property which addresses such conditions.  Such environmental site assessment and compliance audit shall be performed to the reasonable satisfaction of Lender, in accordance with good environmental engineering practices and by a consulting firm reasonably acceptable to Lender.  Each report shall be addressed to Lender.  A copy of each report and all supporting documents shall be promptly furnished to Lender.

(d)

Response to Releases, Non-Compliance and Environmental Claims.  Obligors shall, in compliance with all Environmental Requirements, promptly undertake and complete any and all investigations, testing, or abatement, clean up, remediation, response or other corrective action necessary or recommended to: (i) remove, remediate, clean up or abate any Release or threatened Release of any Hazardous Material at or from the Property; (ii) correct any non-compliance with any Environmental Requirement by Obligors or at the Property; (iii) address any unsafe or hazardous condition at the Property resulting from or related to any Hazardous Material; or (iv) make an appropriate response to any threatened or pending Environmental Claim related to Obligors or the Property.  Any report or other document prepared in response to any of these events shall be addressed to Lender.  A copy of any such report or other document (and all supporting documents) shall be promptly furnished to Lender.  If requested by Lender, Obligors shall provide to Lender, within thirty (30) days of Lender’s request, a bond, letter of credit or other financial assurance evidencing to Lender’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the required actions and to discharge any liens established against the Property.

(e)

Lender’s Rights.  Lender shall have the right, but not the obligation, without limitation of Lender’s rights under the other Loan Documents, and at Obligors’ sole risk and expense, to enter onto the Property and/or to take, or cause to be taken, such actions as Lender deems necessary or advisable to investigate, clean up, remediate or otherwise respond to, address or correct any of the issues addressed in this Agreement; provided, that Lender shall exercise such right subject to reasonable restrictions to doing so set forth in the Leases, Condominium Declaration related to the Property and other agreements affecting the Property.  Obligors shall reimburse Lender on demand for the costs of any such action.  Lender agrees, however, that, except in the case of an emergency, Lender will take such action only after written notice to Obligors of the circumstances and the failure by Obligors, within a reasonable period of time following receipt of such notice, to commence or diligently pursue to completion the appropriate corrective action.  Lender owes no duty of care to protect Obligors or any other Person against, or to inform Obligors or any other Person of, any Hazardous Material or other environmental condition affecting the Property.

Section 4.

Indemnification.

(a)

Indemnified Matters.  Obligors hereby agree to protect, indemnify, defend, release and hold each Indemnified Party harmless from and against, and reimburse each Indemnified Party on demand for, any and all losses, costs, liabilities (including strict liabilities), claims (including Environmental Claims), damages, expenses (including reasonable attorneys’ fees incurred in connection with enforcing this provision), penalties or fines of any kind whatsoever paid, incurred or suffered by, or asserted against, any Indemnified Party by any Person in connection with, arising out of or resulting in any way whatsoever from:

(i)

the presence, Release or threatened Release of any Hazardous Material at or from the Property, on or before the Transition Date; or

(ii)

the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any act, omission, event or condition existing or occurring on or before the Transition Date; or

(iii)

any violation or potential violation, on or before the Transition Date, of any Environmental Requirement in effect on or before the Transition Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

(iv)

any Environmental Claim related to any, act, omission, event or condition existing or occurring in connection with the use or occupancy of the Property at any time on or before the Transition Date; or

(v)

the filing or imposition of any environmental lien against the Property; or

(vi)

the enforcement of this Agreement on the assertion by the Obligors of any defense to their obligations hereunder (except the successful defense of actual performance not subject to further appeal).

and regardless of whether any matter set forth in the foregoing Subsections (i) through (vi) was caused by Obligor, a prior owner of the Property, or any other Person whatsoever.  Such indemnity shall not apply, however, to a particular Indemnified

Party to the extent that the subject of the indemnification is or was caused by or arises out of the sole or gross negligence or willful misconduct of that particular Indemnified Party.

(b)

Defense of Claims.  Upon demand by an Indemnified Party, Obligors shall diligently defend any Environmental Claim which relates to the Property or is threatened or commenced against such Indemnified Party, all at Obligors’ own cost and expense and by counsel to be approved by Lender in the exercise of its reasonable judgment.  In the alternative, Lender may elect, at any time and for any reason, to conduct its own defense through counsel selected by Lender and at the sole cost and expense of Obligors.

(c)

Lender’s Title/Possession.  If Lender, or any of its successors, or affiliates or participants, or any other party, takes (i) title to the Property at a foreclosure sale, at a sale pursuant to a power of sale under a mortgage or deed of trust, or by deed in lieu of foreclosure, or by exercise of other remedial rights; or (ii) possession, custody and control of the Property as a mortgagee-in-possession or through court-designated receiver and Borrower, and its successors or affiliates, never reacquires such possession, custody and control, then the Indemnified Losses shall not include or apply to any Hazardous Material which is initially placed on, in or under all or any portion of the Property at any time thereafter.

Section 5.

Release.

Obligors hereby release and forever discharge, and covenant not to sue, each Indemnified Party from any and all claims, injuries, demands, costs, penalties, attorneys’ fees, costs of litigation and causes of action of any kind whatsoever, now or hereafter in existence, known or unknown, which Obligors may have against any Indemnified Party and which are related to events, omissions or circumstances arising from or related to the Property or matters addressed in this Agreement, including any actions taken pursuant to Subsection (e) of Section 3 or any events described in Subsection (a) of Section 4.  The release set forth in this Section 5 shall not apply, however, to a particular Indemnified Party to the extent that the subject of the release is or was caused by or arises out of the sole or gross negligence or willful misconduct of that particular Indemnified Party.  To the extent permitted by applicable law , the Obligors hereby expressly and unconditionally waive, in connection with any suit, action or proceeding brought by Lender under, in connection with or arising out of this Agreement, any and every right they may have to (i) injunctive relief, (ii) interpose any counterclaim therein and (iii) have the same consolidated with any other or separate suit, action or proceeding.  Nothing herein contained shall prevent or prohibit the Obligors from instituting or maintaining a separate action against you with respect to any asserted claim.

Section 6.

Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt; provided that service of a notice or communication required by any applicable statute shall be considered complete when the requirements of that statute are met.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 7.

Miscellaneous.

(a)

Consideration.  Obligors acknowledge that Lender has relied and will rely on the representations, warranties, covenants and agreements herein in closing and funding the Loan and that the execution and delivery of this Agreement is an essential condition but for which Lender would not close or fund the Loan.

(b)

Survival.  The representations, warranties, covenants and agreements in this Agreement shall be binding upon Obligors and their successors, assigns and legal representatives and shall inure to the benefit of Lender and its successors, assigns and legal representatives and participants in the Loan; and shall not terminate on the Transition Date or upon the release, foreclosure or other termination of the Mortgage, but will survive the Transition Date, the payment in full of the indebtedness secured by the Mortgage, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the release or termination of the Mortgage and any or all of the other Loan Documents, any investigation by or on behalf of Lender, any bankruptcy or other debtor relief proceeding, or any other event whatsoever.  Any amount to be paid under this Agreement by Obligors shall be a demand obligation owing by Obligors (which Obligors hereby promise to pay).  Any one or more of the Obligors, or any other party liable upon or in respect of this Agreement or the Loan, may be released from liability hereunder or under the Loan Documents (in whole or in part) without affecting the liability hereunder of any of the Obligors not so released.

(c)

Rights Cumulative.  Lender’s rights under this Agreement shall be in addition to all rights of Lender under the other Loan Documents or at law or in equity, and payments by Obligors under this Agreement shall not reduce Borrower’s or Obligors’ obligations and liabilities under any of the other Loan Documents.  The liability of Obligors or any other Person under this Agreement shall not be limited or impaired in any way by any provision in the other Loan Documents or applicable law limiting Obligors’ or such other Person’s liability or Lender’s recourse or rights to a deficiency judgment.  The liability of such other Person, if applicable, under this Agreement shall not be limited or impaired in any way by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Loan Documents, such other Person’s liability hereunder being direct and primary and not as a guarantor or surety.

(d)

Rights Under Environmental Requirements.  Nothing in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Lender or any other Indemnified Party against Obligors or any other Person under any Environmental Requirement or otherwise at law or in equity, including any rights of contribution or indemnification.

(e)

No Waiver.  No delay or omission by Lender to exercise any right under this Agreement shall impair any such right nor shall it be construed to be a waiver thereof.  No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default.  Any waiver, consent or approval under this Agreement must be in writing to be effective.

(f)

Invalid Provisions.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

(g)

Construction.  Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate.  The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof.  The words "include" and "including" shall be interpreted as if followed by the words "without limitation."

(h)

Applicable Law; Forum.  This Agreement is performable in North Carolina or New York, and the laws of the State of New York and applicable United States federal law shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof.  Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court sitting in Mecklenburg County, North Carolina or any federal court sitting in the Western District of the State of North Carolina and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Loan.  Obligors hereby irrevocably waives, to the fullest extent permitted by law, any objection that Obligors may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Obligors hereby agree and consent that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state(s) specified above may be made by certified or registered mail, return receipt requested, directed to Obligors at the address for notice to Obligors stated below, or at a subsequent address of which Lender received actual notice from Obligors in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Obligors in any other court or jurisdiction.

(i)

Counterparts; Modification.  This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.  This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

Section 8.

Right of Setoff.

Obligors hereby grant to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Bank of America Corporation and its successors and/or assigns or in transit to any of them.  At any time, without demand or notice (any such notice being expressly waived by Obligors), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Obligors even though unmatured and regardless of the adequacy of any other collateral security for the Loan.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN WHICH IS EVIDENCED BY THE NOTE PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE OBLIGORS OR ANY OBLIGORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 9.

Waiver of Jury Trial.

OBLIGORS AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THE NOTE OR ENFORCEMENT OF THE LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, OBLIGORS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  OBLIGORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THE NOTE AND MAKE THE LOAN.

Section 10.

The Obligors represent and covenant to the Lender that:

(i)

if a corporation, partnership, venture, trust or limited liability company, it is duly organized, validly existing and in good standing under the laws of the state of its formation and has full power and authority to execute, deliver and perform this Agreement; and it will preserve and maintain such legal existence and good standing;

(ii)

there are no actions, suits or proceedings pending or, to its actual knowledge, threatened against or affecting Obligors, at law, in equity or before or by any governmental authorities except actions, suits or proceedings which are fully covered by insurance or have been disclosed in writing to you or would, if adversely determined, not be likely to have a material adverse effect on Obligors’ ability to perform its obligations hereunder; Obligors are not in material default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities;

(iii)

the consummation of the transactions contemplated hereby and the performance of this Agreement have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which it is a party or by which it may be bound or affected; and

(iv)

to its actual knowledge, it is in compliance with, and the transactions contemplated by this Agreement do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, "Laws") presently in effect having applicability to it; and it will comply promptly with all Laws now or hereafter in effect having applicability to it, the violation of which would have a material adverse effect on the Obligors’ ability to perform its obligations hereunder.

Section 11.

Entire Agreement; Counterparts; Construction.

This Agreement embodies the entire agreement between Lender and Obligors with respect to the environmental indemnification by Obligors.  This Agreement supersedes all prior agreements and understandings, if any, with respect to this environmental indemnification by Obligors.  This Agreement may not be modified, amended or superseded except in a writing signed by Lender and Obligors referencing this Agreement by its date and specifically identifying the portions that are to be modified, amended or superseded.  As used herein, the words "include" and "including" shall be interpreted as if followed by the words "without limitation."

Section 12.

Mandatory Arbitration.

(a)

Arbitration.  Except to the extent expressly provided below, any controversy, claim or dispute between or among the parties hereto, including any such controversy, claim or dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort) (collectively, a "Dispute"), shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association, or any successor thereof ("AAA"), and the "Special Rules" set forth below.  In the event of any inconsistency, the Special Rules shall control.  The filing of a court action is not intended to constitute a waiver of the right of Guarantor or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration.  Any party to this Guaranty may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action.  For the purposes of this Dispute Resolution Section only, the terms "party" and "parties" shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Guaranty, together with the officers, employees, successors and assigns of each of the foregoing.

(b)

Special Rules.

(i)

The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral in the City and County where Lender is located pursuant to its address for notice purposes in this Guaranty.

(ii)

The arbitration shall be administered by AAA, who will appoint an arbitrator.  If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Guaranty may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section.  All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Guaranty, referred to collectively as the "arbitrator").

(iii)

All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)

The judgment and the award, if any, of the arbitrator shall be issued with thirty (30) days of the close of the hearing.  The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any.  The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)

The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred.  For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi)

Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

(vii)

The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Guaranty.

(viii)

The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)

Reservations of Rights.  Nothing in this Guaranty shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Guaranty, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Guaranty in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts), or (E) to enforce any assignment of rents in the Loan Documents, or (F) to preserve or enforce Lender’s rights and remedies due to the possible application of New Jersey’s "entire controversy doctrine".  Lender may exercise the rights set forth in clauses (A) through (F), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Guaranty.  Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

(d)

Conflicting Provisions for Dispute Resolution.  If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).  In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e)

Jury Trial Waiver in Arbitration.  By agreeing to this Section, the parties irrevocably and voluntarily waive, to the extent permitted under applicable law, any right they may have to a trial by jury in respect of any Dispute.

Section 13.

No Limitation of Liability.

The liability of the Obligors hereunder shall in no way be limited or impaired by, and each of them hereby consents to and agrees to be bound by (a) any amendment or modification of the Loan Documents; (b) any extensions of time for performance required by any of the Loan Documents, including, but not limited to, any extension of the maturity date of any promissory note; (c) any sale (in full or any interest therein), assignment or foreclosure pursuant to the Loan Documents or any sale or transfer of all or any part of the Property; (d) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to the Property or to any other security, or limiting Lender's rights to a deficiency judgment against Obligors; (e) the accuracy or inaccuracy of the representations and warranties made by Borrower or any guarantor under the Loan Documents; (f) the release of Obligors or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, your voluntary act, or otherwise; (g) the release or substitution, in whole or in part, of any security for the note or other evidence of debt issued pursuant to the Loan Documents,  (h) failure to record or file any of the Loan Documents (or improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the note or other evidence of indebtedness under the

Loan Documents (i) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents; and in any of such cases, whether with or without notice to Obligors and with or without consideration.

Section 14.

Continuation of Indemnity.

This Agreement shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations indemnified against hereby is rescinded or otherwise must be restored or returned by Lender (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, any of the Obligors or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, any of the Obligors or any other person or for a substantial part of Borrower’s, any of the Undersigned’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made.  Each of the Obligors further agree that in the event any such payment is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by (you) or on (your) behalf in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement which are covered by each of the Undersigned’s indemnification obligations under this Agreement.

Section 15.

Waiver.

The Obligors (a) waive any right or claim of right to cause a marshalling of the Obligors assets or to cause you to proceed against any of the security for the Loan Documents before proceeding under this Agreement against the Obligors in any particular order; (b) agree that any payments required to be made hereunder shall become due on demand; (c) waive and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which the Obligors may have, provided that (i) the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any of your acts, and (ii) the Obligors postpone and subordinate (A) the exercise of any and all of their rights of subrogation to your rights against the Obligors under this Agreement and (B) any rights of subrogation to any collateral securing the Loan until the Loan shall have been paid in full.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Obligors and Lender have caused this Agreement to be executed as of the date first written above.

BORROWER:

INLAND DIVERSIFIED WHITE PLAINS CITY CENTER, LLC, a Delaware limited liability company

By: Inland Diversified White Plains City Center Member, LLC, its sole Member and Manager

By: Inland Diversified White Plains City Center Member II, LLC, its Manager

By: Inland Diversified Real Estate Trust, Inc., its sole Member and Manager

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President

Borrower’s Address:

c/oInland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: Mr. Barry Lazarus, President

Fax: (630) 218-4957

E-mail Address:  blazarus@inlandgroup.com

With a copy to:

Charles J. Benvenuto, P.C.

2901 Butterfield Road

Oak Brook, Illinois 60523

630-571-2331 (office)

630-346-9412 (cell)

GUARANTOR:

INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President

Borrower’s Address:

Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: Mr. Barry Lazarus, President

Fax: (630) 218-4957

E-mail Address:  blazarus@inlandgroup.com

With a copy to:

Charles J. Benvenuto, P.C.

2901 Butterfield Road

Oak Brook, Illinois 60523

630-571-2331 (office)

630-346-9412 (cell)

LENDER:

BANK OF AMERICA, N.A.

By: ____________________________

Name:

Title:

Lender’s Address:

Bank of America, N.A.

Commercial Real Estate Banking

100 North Tryon Street

NC1-007-11-15

Charlotte, NC  28255

(Attn: Real Estate Loan Administration)

EXHIBIT A

(Description of Property)